                                                                 EXHIBIT 23.01

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-93900, Registration Statement File No. 333-2592, Registration Statement File No. 333-2594, Registration Statement File No. 333-22473, Registration Statement File No. 333-56309, Registration Statement File No. 333-67987, Registration Statement File No. 333-73027 and Registration Statement File No. 333-82097.




                                         ARTHUR ANDERSEN LLP


Omaha, Nebraska,

December 28, 1999